Exhibit 10.5

DEBT SETTLEMENT AGREEMENT

This Settlement Agreement and Release Agreement (“Agreement”) is entered into as of February 4, 2015 (the “Effective Date”), by and between Propanc Health Group Corporation, a Delaware corporation with an address at Level 13, Suite 1307, 530 Collins St., Melbourne, VIC, 3000 Australia (“Propanc”) and Propanc PTY Ltd., an Australian limited company (“Porpanc PTY”) (Propanc and Propanc PTY shall be collectively referred to herein as “Company”) and James Nathanielsz, a director of the Company (the “Director”). Company and Director are referred to in this Agreement individually as the “Party” or collectively as the “Parties.”

AGREEMENT

1.	Company owes to the Director an aggregate of $33,259.35 for a series of non-interest bearing loan provided by the Director to the Company from inception of the Company through the Effective Date (the “Loan”). Company and the Director desire to settle the Loan pursuant to the terms of this Agreement.

2.	Company agrees to issue to Director 33,259,350 shares of the common stock, par value $0.001 per share, of Company.

3.	In consideration of the performance of Company described in Paragraph 2, above, Director, on behalf of itself and its successors, assigns, members, agents, and representatives hereby releases and forever discharges, the Company, together with its successors, assigns, directors, officers, agents, employees, and representatives, from any and all actions, causes of action, claims, liability, demands, damages, costs, and expenses of every kind whatsoever, in law or in equity, known or unknown, contemplated, accrued, existing or not yet mature, which Director has or may have as of the Effective Date relating specifically to the Loan. This paragraph shall not discharge Company from any obligations arising out of this Agreement, or any other obligation that is not in connection to the Loan.

4.	The Parties represent that they have made no assignment and will make no assignment of the actions, causes of action, or claims released herein.

5.	It is expressly understood that any action by any Party in connection with this Agreement is not, and shall not be construed as, an admission of liability; rather, any such actions are made and done only as part of this settlement and release of disputed claims.

6.	Each undersigned Party acknowledges that: (1) the Party has read this Agreement fully and carefully before signing it; (2) the Party has consulted with or has had the opportunity to consult with an attorney regarding the legal effect and meaning of this Agreement and all of its terms and conditions, and that the Party is aware of the contents of this Agreement and its legal effects; (3) the Party has had the opportunity to make whatever investigation or inquiry that the Party deems necessary or appropriate in connection with the subject matter of this Agreement; (4) the Party is of sound mind and is executing this Agreement voluntarily and free from any undue influence, coercion, duress, or fraud of any kind; and (5) the Party is waiving and releasing all claims against the other Party as provided herein knowingly and voluntarily.

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7.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

8.	It is expressly understood and agreed that the execution and performance of this Agreement is in full accord and satisfaction of all demands between the Parties as of the Effective Date of this Agreement. This Agreement shall be binding and inure to the benefit of the Parties and their successors and assigns.

9.	The Parties acknowledge that this Agreement contains the entire agreement and understanding between the Parties relating to the subject matter hereof, and that this Agreement merges and supersedes all prior discussions and understandings between the Parties relating to said subject matter. The Parties confirm that no promise or inducement not expressed in the written terms of this Agreement has been made to the other. In entering into this Agreement, the Parties are not relying upon any statement or representation not contained in this Agreement made by any other Party, the Party’s counsel, partners, directors, managers, members, officers, employees, agents, or any other person representing either of the Parties concerning the nature, severity, extent, or consequences of any injuries, damages, losses, costs, and claims of any Party hereto and any liability therefor.

10.	Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be valid under existing law. A finding of invalidity as to any provision of this Agreement or any portion thereof, shall void only that provision or portion and no other, and this Agreement shall be interpreted as if it did not contain such invalid provision or portion.

11.	The Parties shall perform any additional lawful acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purposes of this Agreement.

12.	This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

13.	This Agreement may be executed by exchange of facsimile copies. The facsimile copies showing the signatures of the Parties shall constitute originally signed copies of the Agreement requiring no further execution.

[Signature Page Follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first above written.

PROPANC HEALTH GROUP CORPORATION By: /s/ James Nathanielsz Name: James Nathanielsz Title: President & CEO
PROPANC PTY LTD. By: /s/ James Nathanielsz Name: James Nathanielsz Title: Director & Secretary
DIRECTOR By: /s/ James Nathanielsz Name: James Nathanielsz

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